EXHIBIT 2.2

ACQUISITION PROMISSORY NOTE

by and among

ARIEL WAY, INC.,

 AND

SYREI LIMITED

AMENDMENT NO. 2

Dated as of July 1, 2008

AMENDMENT NO. 2

TO

ACQUISITION PROMISSORY NOTE

THE ACQUISITION PROMISSORY NOTE, dated as of January 31, 2008 (the "Note"), is herewith amended as Amendment No. 2 dated as of July 1, 2008 as follows:

1.

Page 1, Section 1. substitute October 17, 2008 for July 1, 2008;

2.

Page 1, Section 1. substitute 245 days for 135 days;

3.

Page 1, Section 1. substitute 260 days for 150 days;

* * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.

SYREI LIMITED

By: ______________________________

Name: ______________________________

Title: ______________________________

ARIEL WAY, INC.

By: ______________________________
Name: Arne Dunhem
Title: Chairman and Chief Executive Officer

[Signature Page to Amendment No. 2 to Promissory Note]